Michael F. Cronin, CPA
Certified Public Accountants

January 25, 2013

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re: Data Call Technologies, Inc.

Commission File Number 0-54691

Ladies and Gentlemen:

I have received a copy of, and are in agreement with, the statements being made by Data Call Technologies, Inc. in Item 4.01 of its Form 8-K dated January 25, 2013, captioned “Changes in Registrant’s Certifying Accountant.”

I hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ Michael F. Cronin